Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 12, 2022, GulfMark Asset Holdings, LLC (“GulfMark Holdings”), a Texas limited liability company and subsidiary of Adams Resources & Energy, Inc., a Delaware corporation (the “Company” or “Adams”), as buyer and each of Scott Bosard, Trey Bosard and Tyler Bosard as sellers (collectively, the “Sellers”), entered into a purchase agreement (the “Purchase Agreement”) to acquire all of the equity of Firebird Bulk Carriers, Inc., a Texas corporation (“Firebird”), and Phoenix Oil, Inc., a Texas corporation (“Phoenix”), for a purchase price of approximately $35.8 million in cash, $1.5 million in shares of common stock of the Company and an earn-out provision.

The unaudited pro forma condensed combined financial information herein presents the combined historical consolidated financial position and results of operations of the Company, Firebird and Phoenix after giving effect to the transaction based on assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma combined financial information. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the acquisition as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the acquisition as if it had been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information has been derived from:

•audited consolidated financial statements and related notes of Adams as of and for the year ended December 31, 2021, as included in Adams’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022;

•interim unaudited condensed consolidated financial statements and related notes of Adams as of and for the six months ended June 30, 2022, as included in Adams’ Quarterly Report on Form 10-Q filed with the SEC on August 11, 2022;

•audited combined financial statements and related notes of Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. for the year ended December 31, 2021, included as Exhibit 99.1 in Adams’ Current Report on Form 8-K/A to which this Exhibit 99.3 is attached; and

•interim unaudited condensed combined financial statements and related notes of Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. as of and for the six months ended June 30, 2022, included as Exhibit 99.2 in Adams’ Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Adams and Firebird and Phoenix as well as the accompanying notes to the unaudited pro forma condensed combined financial information.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent Adams’ actual consolidated financial position or results of operations had the acquisition been completed as of the dates presented, nor should it be considered indicative of Adams’ future consolidated financial position or results of operations.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2022
(In thousands)

	Historical		Pro Forma
			Transaction
		Firebird &	Accounting		Pro Forma
	Adams	Phoenix	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$67,728	$7,619	$(35,793)	A	$39,554
Restricted cash	7,853				7,853
Accounts receivable, net	267,634	5,399			273,033
Accounts receivable – related party	2				2
Inventory	61,281	1,145			62,426
Derivative assets	1,501				1,501
Income tax receivable	—				—
Advances to stockholders and related parties		7,800	(7,800)	B	—
Prepayments and other current assets	2,007	236			2,243
Total current assets	408,006	22,199	(43,593)		386,612
Property and equipment, net	84,528	10,014	14,695	C	109,237
Operating lease right-of-use assets, net	6,437	139			6,576
Intangible assets and goodwill, net	2,938		15,380	D	18,318
Other assets	2,714				2,714
Total assets	$504,623	$32,352	$(13,518)		$523,457

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$289,381	$3,527			$292,908
Derivative liabilities	848				848
Advances from stockholders and related parties		2,198	(2,198)	B	—
Notes payable		3,417	(3,417)	F	—
Current portion of finance lease obligations	4,308				4,308
Current portion of operating lease liabilities	2,228	99			2,327
Other current liabilities	14,207	309	3,189	A,E,G,H	17,705
Total current liabilities	310,972	9,550	(2,426)		318,096
Other long-term liabilities:
Asset retirement obligations	2,406				2,406
Finance lease obligations	8,609				8,609
Operating lease liabilities	4,205	40			4,245
Deferred taxes and other liabilities	10,979		5,915	A	16,894
Total liabilities	337,171	9,590	3,489		350,250

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—				—
Common stock	436	2	(2)	B	436
Contributed capital	17,541	50	375	A,B	17,966
Retained earnings	149,475	22,710	(17,380)	B	154,805
Total shareholders’ equity	167,452	22,762	(17,007)		173,207
Total liabilities and shareholders’ equity	$504,623	$32,352	$(13,518)		$523,457

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(In thousands, except per share amounts)

	Historical		Pro Forma
			Transaction
		Firebird &	Accounting		Pro Forma
	Adams	Phoenix	Adjustments	Notes	Combined
Revenues:
Marketing	$1,710,071				$1,710,071
Transportation	56,224				56,224
Pipeline and storage	—				—
Transportation and recycling	—	35,076			35,076
Total revenues	1,766,295	35,076	—		1,801,371

Costs and expenses:
Marketing	1,691,158				1,691,158
Transportation	44,539				44,539
Pipeline and storage	1,159				1,159
Transportation and recycling		24,304	(1,575)	A	22,729
General and administrative	8,230	3,833	(69)	A	11,994
Depreciation and amortization	10,101	—	3,430	A	13,531
Total costs and expenses	1,755,187	28,137	1,786		1,785,110

Operating earnings	11,108	6,939	(1,786)		16,261

Other income (expense):
Interest and other income	327	93			420
Interest expense	(250)	(158)	158	B	(250)
Total other income (expense), net	77	(65)	158		170

Earnings before income taxes	11,185	6,874	(1,628)		16,431
Income tax provision	(2,619)	—	1,102	D	(1,517)

Net earnings	$8,566	$6,874	$(526)		$14,914

Earnings per share:
Basic net earnings per common share	$1.96				$3.40
Diluted net earnings per common share	$1.95				$3.37

Weighted average shares outstanding:
Basic	4,365		25	E	4,390
Diluted	4,399		25	E	4,424

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except per share amounts)

	Historical		Pro Forma
			Transaction
		Firebird &	Accounting		Pro Forma
	Adams	Phoenix	Adjustments	Notes	Combined
Revenues:
Marketing	$1,930,042				$1,930,042
Transportation	94,498				94,498
Pipeline and storage	664				664
Transportation and recycling	—	49,599			49,599
Total revenues	2,025,204	49,599	—		2,074,803

Costs and expenses:
Marketing	1,898,126				1,898,126
Transportation	75,295				75,295
Pipeline and storage	2,126				2,126
Transportation and recycling	—	37,408	(3,411)	A	33,997
General and administrative	13,701	7,327	101	A,C	21,129
Depreciation and amortization	19,797	—	6,860	A	26,657
Total costs and expenses	2,009,045	44,735	3,550		2,057,330

Operating earnings	16,159	4,864	(3,550)		17,473

Other income (expense):
Interest and other income	243	284			527
Interest expense	(746)	(316)	316	B	(746)
Total other income (expense), net	(503)	(32)	316		(219)

Earnings before income taxes	15,656	4,832	(3,234)		17,254
Income tax provision	(3,768)	—	336	D	(3,432)

Net earnings	$11,888	$4,832	$(2,898)		$13,822

Earnings per share:
Basic net earnings per common share	$2.78				$3.22
Diluted net earnings per common share	$2.75				$3.19

Weighted average shares outstanding:
Basic	4,283		15	E	4,298
Diluted	4,323		15	E	4,338

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X as amended and are based on the historical consolidated financial statements of Adams and the historical combined financial statements of Firebird and Phoenix as adjusted to give effect to the acquisition. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the acquisition as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the acquisition as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, (“ASC 805”). For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Firebird and Phoenix based upon preliminary estimate of their fair values as of the acquisition date. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision as further analyses are completed and additional information becomes available. The purchase price consideration as well as the estimated fair values of the assets acquired and liabilities assumed will be finalized as soon as practicable, but no later than one year from the closing of the acquisition.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the acquisition, and that the pro forma adjustments in the unaudited pro forma condensed combined financial information give appropriate effect to those assumptions.

Note 2. Preliminary Purchase Price Allocation

The following table summarizes the components of the preliminary estimated purchase price (in thousands):

Cash	$35,793
Value of AE common shares issued	1,364
Contingent consideration arrangement	2,566
Fair value of total consideration transferred	$39,723

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
The following table summarizes the components of the preliminary purchase price allocation (in thousands):

Assets acquired:
Cash and cash equivalents	$2,203
Accounts receivable	4,921
Inventory	643
Other current assets	137
Property and equipment	24,709
Other assets	457
Intangible assets	7,734
Goodwill	2,347
Total assets acquired	43,151
Liabilities assumed:
Accounts payable and other accrued liabilities	(3,428)
Deferred tax liabilities	—
Total liabilities assumed	(3,428)
Net assets acquired	$39,723

Note 3. Transaction Accounting Adjustments

The following describes the transaction accounting adjustments related to the acquisition that are necessary to account for the adjustment and have been included in the unaudited pro forma condensed combined financial information. The pro forma adjustments are based on preliminary estimates and valuations that could change significantly as additional information is obtained.

Balance Sheet Adjustments

A.Represents the cash consideration of $35.8 million transferred at the closing of the acquisition and the value of the shares issued to the Sellers as consideration, of which approximately $0.5 million was transferred at closing and approximately $1.0 million will be paid equally over a period of three years.

B.    Represents the elimination of historical advances to stockholders and related parties and stockholders’ equity balances of Firebird and Phoenix that were settled as part of the acquisition.

C.    Represents the adjustments to reflect the preliminary fair value of property and equipment acquired, consisting of the following (in thousands):

		Preliminary
		Estimated
		Weighted Average
	Preliminary	Useful Life
	Fair Value	(in years)

Total preliminary fair value of acquired property and equipment	$24,709	5
Less: Historical property and equipment of Firebird and Phoenix	(10,014)
Transaction accounting adjustment	$14,695

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
D.    Represents the preliminary fair value of intangible assets acquired, consisting of the following (in thousands):

		Preliminary
		Estimated
	Preliminary	Useful Life
	Fair Value	(in years)

Customer relationships	$6,103	10
Trade names	2,300	15
Noncompete agreements	350	5
Transaction accounting adjustment	$8,753

E.    Represents the accrual of transaction costs incurred after June 30, 2022.

F.    Represents the elimination of notes payable that was paid off as part of the acquisition.

G.     Represents the adjustment to deferred income taxes at a statutory rate of 21%, consisting of the following (in thousands):

Preliminary
Estimated
Amount

Deferred taxes from book tax difference of acquired assets and liabilities	$5,299
Deferred taxes related to transaction cost accrual	—
Transaction accounting adjustment	$5,299

H.    Represents the preliminary fair value of the contingent consideration included in consideration transferred. The acquisition requires an earn-out payment to be made in 2024 based on the Earnings Before Interest, Taxes and Depreciation (EBITDA) for a period of one year after the acquisition relative to certain amounts as defined and established in the Purchase Agreement. The earn-out is not capped, and is a minimum of $1.5 million.

Statements of Operations Adjustments

A.Represents adjustments to increase depreciation and amortization expense related to the preliminary fair value estimates of acquired property and equipment and intangible assets, consisting of the following (in thousands):

	Six Months Ended	Year Ended
	June 30, 2022	December 31, 2021

Depreciation expense based on preliminary fair value of acquired property and equipment	$3,013	$6,026
Amortization expense based on preliminary fair value of acquired intangible assets	417	834
Less: historical depreciation expense of property and equipment of Firebird and Phoenix included in cost of goods sold	(1,575)	(3,411)
Less: historical depreciation expense of property and equipment of Firebird and Phoenix included in selling, general and administrative	(69)	(199)
Transaction accounting adjustment	$1,786	$3,250

NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
B.Represents the elimination of historical interest expense on long-term debt of Firebird and Phoenix that was paid off as part of the acquisition.

C.Represents the adjustment related to Adams’ transaction costs incurred after June 30, 2022. These costs will not affect the statement of operations beyond 12 months from the acquisition date.

D.Represents the income tax impact of (i) Firebird’s and Phoenix’s combined net income as both were S Corporations prior to the acquisition and (ii) the transaction accounting adjustments, both at a statutory rate of 21%.

E.Represents the additional shares included in the consideration transferred at the time of closing.